Exhibit 99 to Statement of Changes in Beneficial Ownership	Nordson Corp (NDSN)	Transaction Date
Russell Leroy Bauknight	Shares	July 15, 2005
1517 Gervais Street	Sold & Delivered	Remaining
Columbia, SC 29201	53481	Shares
	1.3496%	3,913,145
Cynthia W. Nord Charitable Remainder Unitrust dated June 9, 1994	12407	924,496

Evan W. Nord Charitable Remainder Unitrust dated June 9, 1994	12407	924,496
Evan W. Nord Revocable Trust dated July 6, 1994,	4605	343,142
as supplemented September 21, 1994 and November 18, 1994
Evan W. Nord Grandchild Trust No. 1 dated April 10, 1997	0	0
Evan W. Nord Grandchildren Trust dated September 8, 1997	0	0

Evan W. Nord Trust FBO Bruce B. Nord dated June 2, 1987	388	28,840
Evan W. Nord Trust FBO Ethan W. Nord dated June 2, 1987	388	28,840
Evan W. Nord Trust FBO Kathleen N. Peterson dated June 2, 1987	388	28,840
Evan W. Nord Trust FBO Eric T. Nord dated June 2, 1987	388	28,840
Evan W. Nord Trust FBO Allyson M. Nord dated June 2, 1987	388	28,840

Evan W. Nord Trust Agreement FBO Wiley Kennedy dated December 8, 1995	106	7,852
2000 Irrevocable Trust Agreement of Evan W. Nord	745	55,466
2000 Charitable Remainder Trust No. 1 of Evan W. Nord	497	36,974
2000 Charitable Remainder Trust No. 2 of Evan W. Nord	50	3,694
2000 Charitable Remainder Trust No.3 of Evan W. Nord	50	3,694
2000 Charitable Remainder Trust No. 4 of Evan W. Nord	50	3,694
2000 Charitable Remainder Trust No.5 of Evan W. Nord	50	3,694
2000 Charitable Remainder Trust No. 6 of Evan W. Nord	50	3,694
2000 Charitable Remainder Trust No.7 of Evan W. Nord	50	3,694
2000 Charitable Remainder Trust No. 8 of Evan W. Nord	50	3,694
2000 Charitable Remainder Trust No.9 of Evan W. Nord	50	3,694
2000 Charitable Remainder Trust No. 10 of Evan W. Nord	50	3,694
2000 Charitable Remainder Trust No. 11 of Evan W. Nord	50	3,694
2000 Charitable Remainder Trust No. 12 of Evan W. Nord	50	3,694
2000 Charitable Remainder Trust No.13 of Evan W. Nord	50	3,694
2000 Charitable Remainder Trust No. 14 of Evan W. Nord	50	3,694
2000 Charitable Remainder Trust No.15 of Evan W. Nord	50	3,694
2000 Charitable Remainder Trust No. 16 of Evan W. Nord	50	3,694
2000 Charitable Remainder Trust No.17 of Evan W. Nord	368	2,724
2000 Charitable Remainder Trust No. 18 of Evan W. Nord	368	2,724
2000 Charitable Remainder Trust No.19 of Evan W. Nord	368	2,724
2000 Charitable Remainder Trust No. 20 of Evan W. Nord	0	3,847

Evan W. Nord Trust for Lineal Descendants FBO Allyson N Wandtke dated May 25, 1995	1892	140,909
Evan W. Nord Trust for Lineal Descendants FBO Katheleen N Peterson dated May 25, 1995	1892	140,909
Evan W. Nord Trust for Lineal Descendants FBO Ethan W Nord dated May 25, 1995	1892	140,909
Evan W. Nord Trust for Lineal Descendants FBO Eric T Nord dated May 25, 1995	1892	140,909
Evan W. Nord Trust for Lineal Descendants FBO Bruce B Nord dated May 25, 1995	1892	140,909
Evan W. Nord Charitable Remainder Unitrust FBO Eric Nord and Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1892	140,909
Evan W. Nord Charitable Remainder Unitrust FBO Ethan Nord & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1892	140,909
Evan W. Nord Charitable Remainder Unitrust FBO Bruce Nord & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1892	140,909
Evan W. Nord Charitable Remainder Unitrust FBO Katheleen Peterson & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1892	140,909
Evan W. Nord Charitable Remainder Unitrust FBO Allyson N. Wandtke & Charitable Purposes dated June 1, 1993, as supplemented July 28, 1994 and May 26, 1995	1892	140,909

Total Shares	53481	3913145